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                                                                EXHIBIT 3.1.2

                            CERTIFICATE OF AMENDMENT
                          TO THE RESTATED CERTIFICATE
                                OF INCORPORATION
                          OF P.N.Y. ELECTRONICS, INC.

               P.N.Y. ELECTRONICS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

               FIRST:  The name of the Corporation is P.N.Y. Electronics, Inc.
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               SECOND:  The Board of Directors of the Corporation, acting by
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unanimous written consent pursuant to Section 141(f) of the General Corporation
Law of the State of Delaware, did duly consent to, approve and adopt the following resolution:

                    RESOLVED, that the Board of Directors hereby finds it to be advisable and in the best interests of the Corporation that the Restated Certificate of Incorporation of the Corporation be amended in the following manner:

                    The second sentence of Section 3.1 of Article Fourth of the
            Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                    "The number of shares constituting the Series A Preferred Stock shall be 15,000."
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          THIRD:  The stockholders of the Corporation acting by written consent
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pursuant to Section 228(a) of the General Corporation Law of the State of
Delaware, did duly consent to, approve and adopt the aforesaid amendment to the Restated Certificate of Incorporation of the Corporation.

          FOURTH: The aforesaid amendment has been duly adopted in accordance
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with the provisions of Section 242, 141(f) and 228 (a) of the General
Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed on its behalf by Gadi Cohen, its President, and attested by Steven Halpern, its Secretary, on this 17th day of January, 1996.

                                        P.N.Y. ELECTRONICS, INC.

                                        By: /s/ GADI COHEN
                                           ------------------------------
                                           Name:  Gadi Cohen
                                           Title: President

ATTEST:

/s/ STEVEN HALPERN
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Name:  Steven Halpern
Title:  Secretary





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